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                                     EXHIBIT 10.1

M & M Group                                                     824 Moraga Drive
                                                          Los Angeles, CA  90049
Phone 476-0773
Fax 476-3822

September 9, 1997

                                Consulting Agreement

This agreement ("Agreement") is entered into this 9th day of September, by and between American Technologies Group, Inc. (the "Company") and M & M Group, Inc. ("Consultant").

WHEREAS, Consultant has experience and expertise in corporate finance, financial public relations, and knowledge in the development of secondary trading markets and

WHEREAS, the Company desired to engage Consultant to assist in development of secondary trading markets and for advise on financial public relations and investment banking matters.

NOW THEREFORE, the Company and Consultant agree as follows:

1.   Consultant's Services

     Consultant will provide the Company consulting services in connection with the following matters:

     a.   Develop additional Broker relations program.

     b. Consult with the Company about its present and future securities structure.

     c. Provide guidance for full registrations on N.A.S.D. or any other Exchange the Company approves.

     d. Participate and coordinate road trips for Company executives to provide introductions and information to brokers, investment bankers, financial analysts, and money managers about the Company.

2.   Compensation

     In consideration of the Consultant's services, the Company shall compensate the Consultant as follows:

     a.   Term of Agreement shall be for 6 (Six) months.
          $15,000.00 per month for the first two months.
          $12,500.00 per month for the second two months.
          $10,000.00 per month for the third two months.
          The above can be paid with S-8 stock at an average price of the last 10 (Ten) days of trading per month.

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          An option to purchase 100,000 options at $3.00 vested at 25% every 6
          (Six) weeks, until 100% has been achieved.

     b. Reimbursement of reasonable out of pocket expenses inquired by Consultant in performance of the services contemplated by this Agreement, to be preapproved by the Company's CEO.

3.   Indemnification

     The Company agrees to indemnify and hold harmless Consultant and their agents and employees against any loses, claims, damages or liabilities, joint or several, to which Consultant or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse Consultant or any other such person for any legal or other expenses reasonably incurred by Consultant or any such other person in connection with investigation or defending any such loss, claim, damage, liability, or action, suite or proceeding provided, however that the Company will not be liable in any such case tot the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omissions reliance upon and in conformity with written information furnished to the Company by Consultant specifically for use in preparations thereof. This indemnity agreement will be in addition to any liability which the company may otherwise have.

     Consultant will indemnify and held harmless the Company, each of its directors, each of its officers, or persons, if any who control the Company within the meaning of the Act against any losses claims, damages, or liabilities to which the Company or any such other person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions, suits, or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact that may arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in each case to the extent, but only to the extent, that such untrue statement or a alleged untrue statement or omission or in reliance upon and in conformity with written information furnished to the Company by the Consultant specifically for use in the preparation thereof and will reimburse any legal or other expense reasonably incurred by the Company or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding. This indemnity agreement will be in addition to any liability which Consultant may have.

     Promptly after receipt by a indemnified party under this Section of notice of the commencement of any action, suit or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any

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     indemnified party otherwise than under this Section..  In case any such action, suit or proceeding is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and after notice from the indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

4.   Termination

     This Agreement may be terminated by mutual agreement of the parties by written notice to the other party. The provisions on Indemnification shall survive any termination of the Agreement by either party.

5.   Complete Agreement:  Modification

     This Agreement constitutes the entire understanding of the parties with respect to the matters it purports to cover and no promise, representation, or warranty other than those set out herein, shall be of any force or effect. No modification or amendment of this Agreement shall be of any force of effect unless reduced to writing, signed by all the record shareholders and deposited with the Corporation.

6.   Descriptive Headings

     The Descriptive headings of the Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.   Counterparts

     This Agreement may be executed in any number of counterparts and each such counterpart hereof shall be deemed to be an original instrument, but all such counterpart together shall constitute but one Agreement.

8.   Governing Law and Venue

     The interpretation and construction of this Agreement shall be governed by the laws of the State of California for contracts made and to be performed in California. All obligations will be in Los Angeles, California.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above herein.


By:/s/ William H. Marches     By:/s/ John R. Collins
   ----------------------        ---------------------------------
   M & M Group                   American Technologies Group, Inc.